Exhibit 99.1

Allegheny Technologies’ Dan Greenfield to Speak at the Deutsche Bank 2011 Global Industrials and Basic Materials Conference

PITTSBURGH--(BUSINESS WIRE)--June 9, 2011--Allegheny Technologies Incorporated (NYSE: ATI) announced that Dan L. Greenfield, Vice President, Investor Relations and Corporate Communications, will speak at the Deutsche Bank 2011 Global Industrials and Basic Materials Conference in Chicago, IL on June 14, 2011. Mr. Greenfield’s remarks and presentation slides will be available live at 4:00 p.m. (ET) on Tuesday, June 14, 2011, on ATI’s website www.ATImetals.com under the “Investors” tab, then “News & Events” and “Webcasts & Presentations”.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues, including Ladish, of approximately $4.8 billion for the last twelve months. ATI has approximately 11,000 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, niobium, tungsten materials, forgings, castings, and fabrication and machining capabilities. The ATI website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004
www.ATImetals.com